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                                                                      EXHIBIT 21

                        MEADOWBROOK INSURANCE GROUP, INC.
                              LIST OF SUBSIDIARIES


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                                       Meadowbrook Insurance Group, Inc.

Meadowbrook, Inc.                      Star Insurance Company                   Crest Financial Corporation     Meadowbrook Capital
                                                                                                                 Trust I

Association Self Insurance             Savers Property and Casualty             American Highway Carriers
Services, Inc.                         Insurance Company                        Association

Meadowbrook Intermediaries, Inc.       Ameritrust Insurance Corporation         Liberty Premium Finance, Inc.

Meadowbrook Risk Management, Inc.      Williamsburg National Insurance Company  Interline Insurance Services, Inc.

Meadowbrook of Nevada, Inc.            Preferred Insurance Company, Ltd.        Commercial Carriers Insurance
                                         (Bermuda)                              Agency, Inc.
Meadowbrook Insurance Agency, Inc.
                                       American Indemnity Insurance Co., Ltd.
Meadowbrook Risk Management, Ltd.
(Barbados)

Meadowbrook Risk Management, Limited
(Bermuda)

Florida Preferred Administrators, Inc.

Case Management Resources, Inc.

Meadowbrook of Florida, Inc.

Meadowbrook Insurance, Inc.

Preferred Insurance Agency, Inc.

Preferred Comp Insurance Agency of
New Hampshire, Inc.

TPA Insurance Agency, Inc.

TPA Insurance Agency of New Hampshire, Inc.

Meadowbrook of Canada, Ltd.

Market Place Resources, Inc.

National Osteopathic Physicians Purchasing Group, Inc.

National Realty Liability Alliance, Inc.

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